UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

             Date of Report (date of earliest event reported): December 5, 2011


                               CEL-SCI CORPORATION
                     -------------------------------------
             (Exact name of Registrant as specified in its charter)



      Colorado                        0-11503                 84-0916344
--------------------            --------------------    ----------------------
(State or other jurisdiction    (Commission File No.)     (IRS Employer
of incorporation)                                       Identification No.)


                         8229 Boone Boulevard, Suite 802
                             Vienna, Virginia 22182
               -------------------------------------------------
          (Address of principal executive offices, including Zip Code)



Registrant's telephone number, including area code: (703) 506-9460

                                       N/A
                         -----------------------------
          (Former name or former address if changed since last report)

Item 1.02   Termination of a Material Definitive Agreement


    On December 9, 2010 CEL-SCI Corporation (CEL-SCI) entered into an At the Market Issuance Agreement with McNicoll Lewis & Vlak LLC, or MLV, under which CEL-SCI may offer and sell shares of its common stock, having an aggregate offering price of up to $30,000,000 million from time to time through MLV acting as agent and/or principal.

      On December 5, 2011 CEL-SCI, per the terms of the agreement, CEL-SCI exercised its right to terminate the agreement.



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


                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  December 5, 2011             CEL-SCI CORPORATION



                                    By: /s/ Patricia Prichep
                                        -------------------------------------
                                        Patricia Prichep, Senior Vice President
                                         of Operations










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